Exhibit 99.1

FINANCIAL STATEMENTS

AD ADVISORY SERVICES PTY LTD

ABN 68 005 830 802

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of AD Advisory Services Pty Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AD Advisory Services Pty Ltd. as of June 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”). We are required to be independent with respect to the Company in accordance with the US federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by Management and evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

April 28, 2022

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AD ADVISORY SERVICES PTY LTD

ABN 68 005 830 802

BALANCE SHEETS

	June 30,	June 30,
	2021	2020
Assets
Current assets:
Cash	$64,876	$106,430
Loan receivable	29,222	-
Prepaid	1,541	-
Other current assets	152,543	72,071
Total Current assets	248,183	178,501
Plant and equipment, net	7,954	-
Total assets	$256,137	$178,501
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$194,110	$102,305
Total Current liabilities	194,110	102,305
Other non-current liabilities	3,315	26,838
Total liabilities	197,425	129,142
Stockholders’ Equity:
Issued capital	15,041	13,731
Retained earnings	43,671	35,629
Total equity	58,712	49,359
Total liabilities and stockholders’ equity	$256,137	$178,501

See accompanying notes to the financial statements.

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AD ADVISORY SERVICES PTY LTD

ABN 68 005 830 802

STATEMENTS OF OPERATIONS

	June 30,	June 30,
	2021	2020
Revenue:
Wealth management fees	5,907,417	3,264,106
Total revenue	$5,907,417	$3,264,106
Cost of sales
Commissions paid	5,427,882	2,948,184
Total cost of sales	$5,427,882	$2,948,184
Gross profit	$479,535	$315,922
Operating expenses:
Operating expenses	539,692	303,620
Total operating expenses	539,692	303,620
Operating income (loss)	$(60,157)	$12,302
Other income (expense):
Other income	68,199	151,648
Total other income	68,199	151,648
Net income	$8,042	$163,950

See accompanying notes to the financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

AD Advisory Services Pty Ltd. (ADS) is an Australian-regulated wealth management company with 20 offices, 28 advisors, and $530+ million in funds under advice. ADS provides licensing solutions for financial advisers & accountants in Australia. ADS offers different licensing, compliance, and education solutions to financial planners to meet the specific needs of their practice.

ADS is subject to enhanced regulatory scrutiny by multiple regulators in Australia. The Australian Securities and Investments Commission (ASIC) administers a licensing regime for ‘financial services’ providers where ADS holds an Australian Financial Services Licence (AFSL) and meets various compliance, conduct, and disclosure obligations.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic throughout the United States. While the initial outbreak concentrated in China, it spread to several other countries, including Australia and New Zealand, and reported infections globally. Many countries worldwide, including Australia, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the wealth management business. These measures have resulted in work stoppages, absenteeism in the Company’s labor workforce, and other disruptions. The extent to which the coronavirus impacts our operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak and the actions required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of ADS. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the reporting currency. The AUD is the functional currency of ADS, the primary economic environment in which the Company operates.

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires Management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, recoverability of intangible assets with finite lives, and other long-lived assets. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. On June 30, 2021, and 2020, the Company had $64,876 and $106,430 cash and cash equivalent held at the financial institution.

Accounts Receivable

Accounts Receivable primarily represents the amount due from clients of advisors. In most cases, the receivables are automatically deducted from clients’ wealth management accounts every week. The Company base the allowance for doubtful accounts on its assessment of the collectability of advisor accounts. The Company regularly reviews the allowance by considering historical experience, credit quality, the accounts receivable balances’ age, and economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

F-5

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to US dollar following ASC 830, “Foreign Currency Matters.”

The Company translates its records into US dollars as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at a historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Functional and presentation currency

The Company has presented the financial statements in US dollars.

Transaction and balances

We translate the foreign currency monetary items at the year-end exchange rate. We measure the non-monetary items at historical cost and continue to carry them at the exchange rate at the date of the transaction. We determine non-monetary items measured at fair value are reported at the exchange rate at the date when fair values.

We recognize the exchange differences arising from the translation of monetary items in the statement of profit or loss. We realize the exchange difference arising from the translation of non-monetary items in the profit or loss statement.

Revenue

We recognize revenue when all five of the following revenue recognition criteria have been satisfied:

●	contract(s) with customers have been identified;

●	performance obligations have been identified;

●	transaction prices have been determined;

●	transaction prices have been allocated to the performance obligations; and

●	the performance obligations have been fulfilled by transferring control over the promised services to the customer.

The determination of when these criteria are satisfied varies by product or service.

The Company’s wealth management revenue primarily consists of advisory revenue, commission revenue from insurance products, fees to prepare the statement of advice, rebalancing portfolio, and other financial planning activities. We recognize revenue upon the transfer of services to customers in an amount that reflects the consideration we expect to receive in exchange for those services. If we accept payments in advance of services, we defer and recognize them as revenue when satisfied with our performance obligation. Advisory income includes fees charged to clients in advisory accounts for which we are the licensed investment advisor. We bill advisory fees weekly.

We determine revenue relating to the services regarding the stage of completion of the transaction at the reporting date and where we can estimate the outcome of the contract reliably. When the transaction is doubtful, we recognize revenue to the extent that related expenditure is recoverable.

We state all revenue as net of the goods and services tax (GST).

F-6

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property, plant, and equipment

We state property, equipment, and software, net at cost less accumulated depreciation. We calculate depreciation using the straight-line method over the following estimated useful lives:

Estimated Useful Life
Computer equipment	3 years
Purchased software	3 years
Internally developed software	3 years
Office equipment	7 years
Office furniture	7 years
Leasehold improvements	Shorter of a lease term or economic life

Costs incurred to develop software intended for our internal use, primarily contractor costs and employee salaries and benefits, are capitalized during the application development stage. Capitalization of such costs ceases once the project is substantially complete and ready for its intended use. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment under FASB ASC 360, Property, Plant, and Equipment. Under the standard, we test long-lived assets for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount if and when the asset’s carrying value exceeds the fair value. There are no impairment charges on June 30, 2021, and 2020.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which the Company can sell the asset or settle a liability in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs for valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.	Level 3 is an unobservable input. It may include the Company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally-generated financial forecast.

Depreciation

The depreciable amount of all fixed assets, including building and capitalized leased assets, but excluding freehold land, is depreciated on a diminished value basis over their useful lives to the Company commencing from the time the asset is held ready for use.

Employee benefits

Obligations for contributions to employee-defined contribution superannuation plans are recognized as a personnel expense in profit or loss when they are due.

We measure short-term employee entitlements on an undiscounted basis, and we expense as the related service is provided.

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Leases

As all leases are either on a month-to-month basis or less than one (1) year term, the Company is not required to recognize assets and liabilities for our rental leases. The Company has included all rental expenses in the operating expenses.

Income tax

We account for income taxes under the asset and liability method, under which deferred tax assets, including net operating loss carryforwards, and deferred tax liabilities are determined based on temporary differences between the book and tax basis of assets and liabilities. We periodically evaluate the likelihood of the realization of deferred tax assets and reduce the carrying amount of the deferred tax assets by a valuation allowance to the extent we believe it is more likely than not that a portion will not be realized. We consider many factors when assessing the likelihood of future realization of deferred tax assets, including expectations of future taxable income, recent cumulative earnings experienced by taxing jurisdiction, and other relevant factors. There is a wide range of possible judgments relating to the valuation of our deferred tax assets.

We record liabilities to address uncertain tax positions that have been taken in previously filed tax returns or that are expected to be taken in a future tax return. The determination for required liabilities is based upon an analysis of each individual tax position, taking into consideration whether it is more likely than not that the tax position, based on technical merits, will be sustained upon examination. The tax benefit to be recognized in the financial statements from such a position is measured as the largest amount of benefit with a greater than 50% cumulative likelihood of being realized upon ultimate settlement with the taxing authority. The difference between the amount recognized and the total tax position is recorded as a liability. The ultimate resolution of these tax positions may be greater or less than the liabilities recorded. We recognize interest and penalties related to uncertain tax positions in interest expense and general and administrative expense, respectively.

Goods and services tax

We recognize revenue, expenses, and assets as net of GST, except where the amount of GST incurred is not recoverable from the Tax Office. In these circumstances, we recognize the GST as part of the asset’s acquisition cost or as part of the expense.

We state receivables and payables with the amount of GST included. We include The net amount of GST recoverable from or payable to the Tax Office as a current asset or liability on the statement of financial position.

F-8

NOTE 3 – MANAGEMENT PLANS

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary business course.

ADS is an Australian-regulated wealth management company with 20 offices, 28 advisors, and $530+ million funds under advice.

ADS’ audited revenues, cost of sales, and gross profits for the fiscal year ended June 30, 2021, were $5.91 million, $5.43 million, and $0.48 million, respectively. ADS’ audited revenues, cost of sales, and gross profits for the fiscal year ended June 30, 2020, were $3.26 million, $2.95 million, and $0.32 million, respectively. ADS increased its revenue and gross profit by 78.79% and 51.79% from 2020 to 2021. From July 1, 2021, to December 31, 2021, ADS’ unaudited revenues, sales cost, and gross profits for the six months were $3.03 million, $2.73 million, and $0.29 million, respectively.

The Company’s revenue mainly consists of fees received by advisors from their clients. The cost of sales are fees paid out by the Company to advisors. The cost of sales for the fiscal year ended June 30, 2021, and 2020 were 91.88% and 90.32% of respective sales.

The Company’s main costs are compliance, insurance, and wages. For the fiscal year ended June 30, 2021, and 2020, the compliance, insurance, and wages collectively were $388,384 and $223,851, representing 71.96% and 73.73% of the total operating expenses.

The Management intends to continue its efforts to enhance its revenue by developing, marketing, and selling a Robo-advice platform for the Australian market. The Company is currently conducting technical feasibility of the Robo-advice platform with FDCTech, Inc.

NOTE 4. OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 5 – SUBSEQUENT EVENTS

On December 22, 2021, FDCTech, Inc., a US-based financial technology company, entered into a Share Exchange Agreement (the “Agreement”) with AD Financial Services Pty Ltd ACN 628 331 117 of Level 38/71 Eagle St, Brisbane, Queensland, Australia, 4000 (“ADFP” or “Target”). According to the Agreement, the FDCTech, Inc. acquired 51% of ADFP’s issued and outstanding shares of capital stock in exchange for 45,000,000 (the “Consideration”) newly issued “restricted” common shares. The Company is an operating and licensed wholly-owned entity of ADFP. As a result of the transaction, FDCTech, Inc. is 51% owner of the Company’s issued and outstanding stock.

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AD ADVISORY SERVICES PTY LTD

ABN 68 005 830 802

DIRECTORS’ DECLARATION

The Directors have determined that the Company is not a reporting entity and that this special purpose financial report should be prepared in accordance with the accounting policies described in Note 1 to the financial statements.

The Directors of the Company declare that:

I.	The financial statements and notes attached are in accordance with the Corporations Act 2001:

a.	Comply with Accounting Standards as described in Note 1 to the financial statements, the Corporations Regulations 2001, and other mandatory professional reporting requirements; and

b.	Give a true and fair view of the financial position as of June 30, 2021, and of the performance for the year ended on that date of the Company in accordance with the accounting policies described in Note 1 to the financial statements; and

II.	There are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the Board of Directors.

Director:	/s/ Jonathan Thomas, CEO

Dated: November 17, 2021

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